Exhibit 32a

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bassett Furniture Industries, Incorporated (the “Company”) on Form 10-Q for the period ending March 2, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Robert H. Spilman, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 4, 2013

/s/          Robert H. Spilman, Jr      .
Robert H. Spilman, Jr.
President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Bassett Furniture Industries, Incorporated and will be retained by Bassett Furniture Industries, Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.